CORVU AUSTRALASIA PTY LTD
                                 ACN 050 043 699
                              ("Approved Borrower")

                                       AND

                             CORVU NORTH AMERICA INC
                                (FIN 41-1819469)

                                  and CORVU PIC
                                 (CRN 03096249)

                              ("Security Provider")

                                       AND

                      INTEGRAL BUSINESS FINANCE PTY LIMITED
                                 ACN 007 559 749
                              ("Integral Business")





                                 LOAN AGREEMENT








                                   ABBOTT TOUT
                                   Solicitors
                              Level 42, MLC Centre
                               19-29 Martin Place
                                   SYDNEY 2000

                                     DX: 129
                                 TEL: 9334 8555
                                 FAX: 9334 8585
                                    REF: RHT

                                TABLE OF CONTENTS

                                                                            Page
1.   INTERPRETATION                                                            1

     1.1     Definitions                                                       1

     1.2     Other expressions                                                 6

2.   LOANS                                                                     6

     2.1     Agreement to make Loans                                           6

     2.2     Purpose                                                           6

     2.3     Amount and maturity date of each Loan                             7

3.   CONDITIONS PRECEDENT                                                      7

     3.1     Things to be received by Integral Business                        7

     3.2     Conditions precedent to each Loan                                 8

     3.3     Other conditions precedent                                        9

     3.4     How a copy must be certified                                      9

4.   DRAWDOWN AND INTEREST                                                     9

     4.1     Drawdown                                                          9

     4.2     Interest Periods                                                  9

     4.3     Calculation of interest on Outstanding Amount                    10

     4.4     Payment of interest on Outstanding Amount                        10

     4.5     Default interest                                                 10

     4.6     Interest following judgment                                      10

5.   FEES                                                                     11

     5.1     Establishment Fee                                                11

     5.2     Line Fee                                                         11

     5.3     Fees not refundable                                              11

6.   REPAYMENT                                                                11

     6.1     Repayment                                                        11

     6.2     Early repayment and redrawing                                    11

     6.3     Repayment of excess over Facility Limit                          12

7.   INDEMNITIES AND COSTS AND EXPENSES                                       12

     7.1     Costs and expenses                                               12

     7.2     Indemnity following Event of Default                             12

     7.3     Indemnity for failed drawing                                     12

     7.4     Indemnity for early or late payment                              13

     7.5     Example of loss                                                  13

8.   GENERAL AND FINANCIAL OBLIGATIONS                                        13

     8.1     Positive obligations                                             13

     8.2     Negative obligations                                             14

     8.3     Insurance Obligations                                            15

     8.4     Security Coverage                                                17

     8.5     Valuation                                                        17

     8.6     Advising of defaults                                             17

     8.7     Procedures on Default                                            18

     8.8     Approved Borrower and Security Provider to comply with directions18

9.   REPORTING OBLIGATIONS AND ACCESS                                         18

     9.1     Notices to Integral Business                                     18

     9.2     Other information                                                18

     9.3     Giving access to records and land                                19

     9.4     Financial statements                                             19

10.  REPRESENTATIONS AND WARRANTIES                                           20

     10.1    Representations and warranties                                   20

     10.2    Representations and warranties repeated                          21

     10.3    Representations and warranties modified                          22

11.  PAYMENTS TO INTEGRAL BUSINESS                                            22

     11.1    Payment to be on Business Day                                    22

     11.2    Manner of payment                                                22

     11.3    Deduction or withholding required                                22

12.  DEFAULT                                                                  23

     12.1    Events of Default                                                23

     12.2    Consequences of Event of Default                                 26

13.  INCREASED COSTS                                                          26

14.  ILLEGALITY                                                               26

15.  PRESERVING INTEGRAL BUSINESS'RIGHTS, POWERS AND REMEDIES                 26

     15.1    Preservation                                                     26

     15.2    Moratorium legislation                                           27

     15.3    Reinstating or replacing rights                                  27

     15.4    Effect of release                                                27

     15.5    Indemnities continuing                                           27

16.  ASSIGNMENT                                                               28

     16.1    By Approved Borrower                                             28

     16.2    By Integral Business                                             28

     16.3    Effect of assignment                                             28

17.  NOTICES                                                                  28

18.  MISCELLANEOUS                                                            29

     18.1    No obligation to exercise rights or give consent                 29

     18.2    Consent must be in writing                                       29

     18.3    Notification from Approved Borrower or Security Provider         30

     18.4    Integral Business may set off                                    30

     18.5    Approved Borrower must not set off                               30

     18.6    Applying receipts                                                30

     18.7    Certain notices or demands                                       30

     18.8    Severability                                                     30

     18.9    Entire agreement                                                 31

     18.10   Variation of agreement                                           31

     18.11   Counterparts                                                     31

     18.12   Integral Business may disclose information                       31

     18.13   Governing law and jurisdiction                                   31

                                 LOAN AGREEMENT

AGREEMENT dated  26th  day of February, 1998

BETWEEN CORVU AUSTRALASIA PTY LTD ACN 050 043 699 of Level 4, 1 James Place, North Sydney NEW 2060 ("Approved Borrower")

AND CORVU NORTH AMERICA INC (FIN 41-1819469) and CORVU PIC (Company Number 03096249) C/- Level 4, l James Place, North Sydney NEW 2060 (collectively and individually "Security Provider")

AND INTEGRAL BUSINESS FINANCE PTY LIMITED ACN 077 559 749 of Level 3, 75 Castlereagh Street, Sydney NSW 2000 ("Integral Business")

1.       INTERPRETATION

1.1      Definitions

         In this document:

         'Accounts' includes:

         (a)      profit and loss accounts and balance sheets; and

         (b) statements, reports and notes attached to, or intended to be read with, any document referred to in paragraph (a), including auditors' reports and directors' reports.

         'Approved Trade Debtor' means a trade debtor approved by Integral Business.

         'Approved Trade Debtor Limit' means at any time in respect of an Approved Trade Debtor, the maximum amount of money which Integral Business is prepared at that time to provide as Loans to the Approved Borrower on the security of Designated Debts, as may be varied from time to time in the absolute discretion of Integral Business.

         'Australian Accounting Standards' means:

         (a) accounting standards as defined in section 9 of the Corporations Law; and

         (b) the requirements of the Corporations Law for the preparation and content of accounts; and

         (c) generally accepted accounting principles and practices consistently applied in Australia, except principles and practices that are inconsistent with (a) or (b).

         'Authorised Officer' means a person holding or acting in the office of director, chief executive or secretary, or whose title includes the word `Manager' or `Director'.

         'Availability Period' means the period commencing on the date of this document and expiring on the Termination Date, subject to the provisions of Clause 6.3.

         'Base Rate' for a particular Interest Period or other period means the sum of the Margin and:

         (a) the average bid rate (expressed as a percentage yield per annum to maturity) (and rounded upwards if necessary to four decimal places) displayed at or about 10.00 a.m. on the first day of the Interest Period on the Reuters Monitor System on the page designated `BBSY' for Bills having a tenor approximately equal to the Interest Period or other period; or

         (b) if Integral Business reasonably determines that the rate specified in paragraph (a) cannot be readily determined, the rate Integral Business determines is the appropriate equivalent rate having regard to prevailing market conditions.

         'Book Debts' means:

         (a) book debts including, without limitation, all of the Approved Borrower's or Security Provider's (as the case requires) right, title and interest in the Invoices and the proceeds of collection or realisation of the Invoices;

         (b)      debts other than book debts; and

         (c)      Collection Proceeds,

         but excludes Cash Assets.

         'Business Day' means a day on which banks (as defined in the Banking Act 1959 (Cth)) are open for general banking business in Sydney, excluding Saturdays and Sundays and public holidays in that place.

         "Cash Assets" means:

         (a) Collection Proceeds when credited to or paid into the Designated Bank Account;

         (b) moneys, funds or sums for the time being standing to the credit of the Designated Bank Account;

         (c) any indebtedness or liability in respect of any credit balance for the time being in the Designated Bank Account of the bank or financial institution where that account is held; and

         (d) moneys, funds or assets withdrawn from, debited to or paid out of the Designated Bank Account;

         'Collateral Security' means a Guarantee, Security Interest or negotiable instrument held or given, whether before or after this document is executed, as security for or otherwise in connection with the Money Owing.

         "Collection Proceeds" means the proceeds of collection or realisation of book and other debts comprising any form of property, including without limitation cash, cheques, payment, money or credit orders, transfers or transmissions of any kind by any means, bills of exchange or promissory notes but excludes the proceeds of collection or realisation of the Invoices.

         'Commencement Date' means the date a Loan is first made to or at the request of the Approved Borrower.

         'CorVu Group' means the Approved Borrower, each Security Provider and any related Corporation to any of the foregoing, and each of them.

         'Designated Bank Account' means each of the accounts specified in
         Schedule 1 and such other accounts of the Approved Borrower or Security Provider with a bank or financial institution as nominated by Integral Business and notified to the Approved Borrower and Security Provider from time to time.

         'Designated Debt' means any debt in respect of an Invoice which is the subject of a Drawdown Notice under this document.

         'Drawdown Notice' means the notice given by the Approved Borrower to Integral Business in accordance with Clause 4.

         'Event of Default' means each event listed in Clause 12.1.

         'External Administrator' means an administrator, receiver, receiver and manager, trustee, provisional liquidator, liquidator, inspector or any other person (however described) holding or appointed to an analogous office or acting or purporting to act in an analogous capacity.

         'Facility Limit' means A$1,100,000.00 (one million one hundred thousand dollars Australian).

         'Facility Rate' means the aggregate of 5.0% per annum and the Base
         Rate.

         'Guarantee' means a guarantee, indemnity, letter of credit, letter of comfort or any other obligation (whatever it is called and whatever its nature) by which a person is responsible for another person's obligation or debt.

         'Interest Payment Date' means:

         (a)      the following dates:

                  Payment No.  Date of Payment  Payment No.  Date of Payment
                  -----------  ---------------  -----------  ---------------
                  1                             7
                  -----------  ---------------  -----------  ---------------
                  2                             8
                  -----------  ---------------  -----------  ---------------
                  3                             9
                  -----------  ---------------  -----------  ---------------
                  4                             10
                  -----------  ---------------  -----------  ---------------
                  5                             11
                  -----------  ---------------  -----------  ---------------
                  6                             12
                  -----------  ---------------  -----------  ---------------

                  and

         (b)      the Termination Date; and

         (c)      after the Termination Date, the last day of each month.

         'Interest Period' means an interest period determined under Clause 4.2.

         'Invoice' means the invoice (which must be in a form acceptable to Integral Business) given by either the Approved Borrower or the Security Provider to an Approved Trade Debtor in respect of goods or services or both supplied by the Approved Borrower or the Security Provider (as the case requires) to the Approved Trade Debtor.

         'Invoice Amount' means the total amount payable by an Approved Trade Debtor on an Invoice.

         'Loan' means each cash advance made by Integral Business to the Approved Borrower under Clause 2.

         'Loan Amount' means in relation to an Invoice, 80% of the Invoice Amount for that Invoice.

         'Margin' means 3.0 % per annum.

         'Money Owing' means the amount determined for any day by Integral Business to be the aggregate of all money owing or remaining unpaid by the Approved Borrower to Integral Business on that day under this document, whether the liability is actual or contingent.

         'Outstanding Amount' means the aggregate amount of all outstanding Loans less the aggregate of all principal repaid by the Approved Borrower under this document, as calculated by Integral Business for any day at 5.00 p.m. on that day.

         'Public Authority' means the Crown, a government, a minister of a government, a government department, a statutory corporation, or a semi-government or judicial entity.

         'Related Party' means:

         (a) a person related to the Approved Borrower under section 50 of the Corporations Law, and

         (b)      a person providing Collateral Security.

         'Relevant Agreement' means:

         (a)      this document; and

         (b)      a Collateral Security; and

         (c)      an agreement between Integral Business and the Approved
                  Borrower; and

         (d)      a document (including a letter):

                  (i) that relates to the Money Owing or another Relevant Agreement (other than a letter from the Approved Borrower); or

                  (ii) that the Approved Borrower and Integral Business agree is a Relevant Agreement; and

         (e)      the Securities.

         'Securities' means:

         (a) a first registered fixed and floating charge over all the assets and undertaking of the Approved Borrower including a fixed charge over the present and future Book Debts of the Approved Borrower (encompassing its right and interest to proceeds from invoices given to Approved Trade Creditors) and a fixed charge over the trading bank accounts used to receive deposits being the proceeds of goods and or services sold by the Approved Borrower and any of its subsidiaries; and

         (b) a first registered fixed and floating charge over all the assets and undertaking of CorVu North America Inc (FIN 41-1819469) including a fixed charge over the present and future Book Debts of CorVu Corporation (encompassing its right and interest to proceeds from invoices given to Approved Trade Creditors) and a fixed charge over the trading bank accounts used to receive deposits being the proceeds of goods and or services sold by CorVu North America Inc (FIN 41-1819469) and any of its subsidiaries; and

         (c) a first registered fixed and floating charge over all the assets and undertaking of CorVu PIC (CRN 03096249) including a fixed charge over the present and future Book Debts of CorVu Plc (encompassing its right and interest to proceeds from invoices given to Approved Trade Creditors) and a fixed charge over the trading bank accounts used to receive deposits being the proceeds of goods and or services sold by CorVu PIC (CRN 03096249) and any of its subsidiaries; and

         (d) guarantees from all existing and future subsidiaries of the Approved Borrower and the Security Provider; and

         (e) covenants that the proceeds of goods and services sold by the Approved Borrower and the Security Provider and any of their subsidiaries are to be deposited into nominated accounts.

         'Security Interest' means a mortgage, charge, lien, pledge, hypothecation, encumbrance, assignment or trust of, over or in respect of an asset or any other right by way of security (including, without limitation, under any agency, hire purchase, title retention, sale and repurchase or `flawed asset' or set-off arrangement) of a creditor to have its claims satisfied prior to other creditors with or from the proceeds of any asset and includes any agreement or document conferring such a right.

         'Security Provider' means CorVu North America Inc (FIN 41-1819469) and CorVu PIC (CRN 03096249) and each of them.

         'Security Trustee' means P.T. Limited ACN 004 454 666.

         'Subsidiary' has the meaning given to it in section 46 of the Corporations Law.

         'Tax' includes a tax, levy, duty or charge (and associated penalty or interest) imposed or withheld by a Public Authority. It does not include income tax except tax deducted or withheld from a payment (such as withholding tax).

         'Termination Date' means the day three hundred and sixty five (365) days after the date of this document or any earlier date on which the Money Owing becomes payable under this document.

         'Winding Up' includes:

         (a) dissolution, liquidation, provisional liquidation and bankruptcy; and

         (b) a procedure which is equivalent or analogous in any jurisdiction.

1.2      Other expressions

         in this document, unless the contrary intention appears:

         (a)      the singular includes the plural and vice versa;

         (b) other grammatical forms of defined words or expressions have corresponding meanings;

         (c) a reference to a party to this document includes that party's successors and permitted assigns;

         (d) a reference to a document or agreement includes that document or agreement as novated, altered or replaced;

         (e)      when two or more persons are named as Approved Borrower:

                  (i) the term 'Approved Borrower' is a reference to each of them alone and also to any two or more of them together; and

                  (ii)     this document binds them severally and jointly;

         (f) a reference to any thing includes the whole or any part of that thing and a reference to a group of things or persons includes each thing or person in that group;

         (g)      'dollars' and '$' refer to Australian currency;

         (h) words implying natural persons include partnerships, bodies corporate, associations and Public Authorities;

         (i) a reference to any legislation or statutory instrument or regulation is construed in accordance with the Acts Interpretation Act 1901 (Cth) or the equivalent State legislation, as applicable.

2.       LOANS

2.1      Agreement to make Loans

         Integral Business agrees to make multiple cash advances to the Approved Borrower on the first day of each Interest Period during the Availability Period.

2.2      Purpose

         The purpose of each Loan is to provide the Approved Borrower with working capital for its business as disclosed to Integral Business. A Loan must not be used for any other purpose.

2.3      Amount and maturity date of each Loan

         (a)      Each Loan must be for an amount not greater than the Loan
                  Amount.

         (b) No Loan may be made which has a maturity date later than the Termination Date.

3.       CONDITIONS PRECEDENT

3.1      Things to be received by Integral Business

         Integral Business need not make a Loan unless Integral Business receives all of the following things at least two Business Days before the Commencement Date, and is satisfied in its absolute discretion with both their form and substance:

         (a) a certified copy of the memorandum and articles of association and the certificate of incorporation of the Approved Borrower and the Security Provider;

         (b) a certified copy of the resolutions or approvals of the board of directors of the Approved Borrower:

                  (i) approving the Approved Borrower Entering into and executing each Relevant Agreement to which it is a party; and

                  (ii) authorising an appropriate person or persons to execute or take any action contemplated by this document;

         (c) a certified copy of the resolutions or approvals of the board of directors of each Security Provider and each relevant Related Party:

                  (i) approving the entering into and executing each Security to which it is a party; and

                  (ii) authorising an appropriate person or persons to execute or take any action contemplated by those Securities;

         (d) specimen signatures of the authorised signatories referred to in Clauses 3.1(b)(ii) and 3.1 (c)(ii);

         (e) evidence that any Public Authority approvals which are necessary to authorise the transactions contemplated by ]his document have been obtained;

         (f) the Approved Borrower's and Security Provider's most recent audited Accounts;

         (g) each of the Securities properly executed and, if applicable, in registrable form, as prepared by Integral Business or its solicitors and containing the terms required by Integral Business;

         (h) satisfactory replies to all Integral Business's enquiries about the property subject to the Securities;

         (i) any documents of title to the property subject to the Securities which Integral Business requests;

         (j) any document ancillary to this document or the Securities which Integral Business reasonably requests;

         (k) the other information which Integral Business or its solicitors reasonably request about the Approved Borrower, the Securities or any property subject to the Securities; and

         (l) a trade credit insurance policy satisfactory to Integral Business in respect of the Facility at the cost and expense of the Approved Borrower, with the interest of Integral Business noted on the policy.

3.2      Conditions precedent to each Loan

         Integral Business need not make available any Loan to the Approved Borrower unless:

         (a) it receives all of the following things in connection with the applicable Approved Trade Debtor and that Loan at least five
                  (5) Business Days before the Commencement Date, and is satisfied in its absolute discretion with both their form and substance:

                  (i) a certified copy of the ledger of the Approved Trade Debtors of each of the Approved Borrower and the Security Provider and the Invoice (but Integral Business may agree (in its absolute discretion) to waive the requirement for the receipt by it of the Invoice before the Commencement Date if once a request is made by it, the Invoice is delivered to it within two (2) days of the request being made);

                  (ii) evidence that the insurance cover extends to the Approved Trade Debtor's debt to the Approved Borrower or Security Provider, as the case requires.

         (b)      it is satisfied in its discretion that:

                  (i) the applicable Approved Trade Debtor Limit will not be exceeded by Integral Business providing the Loan; and

                  (ii) the Approved Borrower has a 'Dynamic Risk Score' from Dunn & Bradstreet (Australia) Pty Limited of 64 or higher;

                  (iii) the Facility Limit will not be exceeded by Integral Business providing the Loan;

                  (iv) the Loan, if drawn down, would not and would not be likely in the opinion of Integral Business to cause the Approved Borrower or the Security Provider to breach the undertakings given under Clauses 8.4 (a),
                           (b), (c) or (d); and

                  (v) no event has occurred which in the opinion of Integral Business may have a material adverse effect on the Approved Borrower or the Security Provider; or

         (c) it is satisfied with the trade credit arrangements and documents used or to be used by the Approved Borrower and the Security Provider in connection with the Loan and the applicable Approved Trade Debtor.

3.3      Other conditions precedent

         Integral Business need not make available any Loan unless it is satisfied that:

         (a) the representations and warranties made and given by the Approved Borrower and the Security Provider in Clause 10 are correct and not misleading by omission or otherwise, as if they had been made and given on the Commencement Date about the facts existing at that time;

         (b) no Event of Default has occurred (that has not been remedied or waived) nor has any event occurred which with the giving of notice, lapse of time or any determination could constitute an Event of Default;

         (c)      Integral Business has received the fees due to it under Clause
                  5; and

         (d) Integral Business has obtained an amount of money equivalent to the amount of the Loan pursuant to its funding arrangements.

3.4      How a copy must be certified

         Where Clause 3.1 requires a copy of a document to be certified, the certification must:

         (a)      be by a director or secretary of the relevant company;

         (b)      confirm that the copy is a true and complete copy;

         (c)      confirm that the document has not been amended or revoked; and

         (d) unless Integral Business otherwise agrees, be given no earlier than the date of this document.

4.       DRAWDOWN AND INTEREST

4.1      Drawdown

         Subject to this document, the Approved Borrower may draw down the first Loan on any Business Day during the Availability Period and may draw down subsequent Loans on any Interest Payment Date, in each case by giving Integral Business at least 5 Business Days' notice of its intention to draw down in the form set out in Schedule 2.

4.2      Interest Periods

         (a) Interest for a Loan is calculated by reference to successive Interest Periods. The first Interest Period for that Loan starts on this Commencement Date for that Loan. Each other Interest Period starts on the day after the last day of the preceding Interest Period. Interest shall be payable in arrears on the day three (3) days prior to the last day of each Interest Period.

         (b) The duration of all of the Interest Periods for a Loan will be one (1) month.

                  However, after the Termination Date or the occurrence of an Event of Default, the term of each Interest Period may be determined by Integral Business in its absolute discretion. If Integral Business fails to make a determination, the term of any new Interest Period will be seven days unless Integral Business otherwise agrees.

         (c) Integral Business may, without the consent of the Approved Borrower, adjust the term of any Interest Period to ensure that:

                  (i) the first and last days of the Interest Period are Business Days; and

                  (ii) the Interest Period does not end after the Termination Date.

4.3      Calculation of interest on Outstanding Amount

         Interest accrues daily on each Outstanding Amount at the Facility Rate reducing to the Base Rate if interest is paid when due and there is no subsisting Event of Default. Interest is calculated on a 365 day year and the number of days elapsed since the Commencement Date or the last date (as the case may be) for the applicable Loan.

4.4      Payment of interest on Outstanding Amount

         The Approved Borrower must pay to Integral Business all accrued but unpaid interest on each Outstanding Amount in arrears on each Interest Payment Date for that Loan until the Money Owing in respect of that Loan has been fully paid.

5.5      Default interest

         If the Approved Borrower does not pay any amount payable under this document (`Unpaid Amount') on the day on which it is due and as required by Clause 12.2:

         (a) the Approved Borrower must pay on demand interest on the Unpaid Amount at the Facility Rate for each day the Unpaid Amount remains unpaid and based on a 365 day year and an Interest Period of 30 days; and

         (b) any interest under paragraph (a) which has not been paid is capitalised on each Interest Payment Date (or such other dates as Integral Business determines). It then bears interest itself under this Clause at the Facility Rate.

5.6      Interest following judgment

         If the Approved Borrower's liability under this document is the subject of a judgment or order:

         (a) the Approved Borrower must pay interest to Integral Business at the higher of the rate payable under that judgment or order and the Facility Rate;

         (b) the obligation to pay interest under this Clause is an obligation separate from the judgment or order and will apply despite the making of the judgment or order; and

         (c) the interest which accrues under this Clause may be capitalised on each Interest Payment Date (or such other dates as Integral Business determines). It then bears interest itself under this Clause at the Facility Rate.

5.       FEES

5.1      Establishment Fee

         The Approved Borrower must pay an establishment fee of $11,000.00 (and disbursements incurred by Integral Business' legal representatives in the preparation, signature and registration of this deed arid ancillary documents) to Integral Business on or before the first Commencement
         I)ate under this document.

5.2      Line Fee

         The Approved Borrower must pay to Integral Business a line fee calculated on a daily basis on the amount of the Facility Limit on each day, at the rate of one point two five percent (1.25%) per annum. The line fee applies whether or not a Loan has been drawn down. The first line fee payment must t)e made on the date of this document. Subsequent line fees must be paid in advance quarterly thereafter for the duration of the Facility.

5.2      Fees not refundable

         None of the fees referred to in this Clause is refundable or rebateable.

6.       REPAYMENT

6.1      Repayment

         The Approved Borrower must pay the Money Owing in full to Integral Business on the Termination Date, unless required earlier under Clauses
         6.3 or 12.2.

6.2      Early repayment and redrawing

         The Approved Borrower may repay all or part of a Loan before the Repayment Date for that Loan only if:

         (a) the Approved Borrower gives Integral Business at least 5 Business Days' notice in writing that it intends to repay, and specifies the amount of the repayment and the date for repayment.
                  That date must be the first day of the next Interest Period;

         (b) it. repays the Loan in full, or the amount the Approved Borrower wants to pay is:

                  (i)      at least $20,000; and

                  (ii)     a whole number multiple of $10,000;

         (c)      the Approved Borrower pays on the day specified in the notice.

         If the Approved Borrower gives a notice contemplated by paragraph (a), the Approved Borrower must make the payment specified in that notice and must not revoke or purport to revoke that notice. A repayment made under this Clause 6.2 does not reduce the Facility Limit and any amount so repaid is available to be redrawn as a Loan subject to the terms of this document.

6.3      Repayment of excess over Facility Limit

         The Approved Borrower must upon demand in writing by Integral Business repay to Integral Business the amount by which the Outstanding Amount exceeds the Facility Limit at any time.

7.       INDEMNITIES AND COSTS AND EXPENSES

7.1      Costs and expenses

         The Approved Borrower indemnities Integral Business against, and must pay on demand to Integral Business, all Taxes, costs and expenses (including, but not limited to, legal costs and expenses on a full indemnity basis) which Integral Business pays, or is liable to pay, in connection with:

         (a) a Relevant Agreement, or negotiating, preparing, completing, registering or stamping a Relevant Agreement; or

         (b)      obtaining payment of the Money Owing; or

         (c) protecting, enforcing or exercising a right, power or remedy of Integral Business or a receiver or an attorney appointed under a Relevant Agreement; or

         (d)      an Event of Default; or

         (e) obtaining advice (including, but not limited to, legal advice) from a professional person or consultant about any matter of concern to Integral Business in connection with a Relevant Agreement; or

         (f) Integral Business providing financial accommodation to or at the request of the Approved Borrower; or

         (g) a receipt or payment of money under, or a transaction contemplated by, a Relevant Agreement,

         whether or not a Loan is drawn or Integral Business's obligations are cancelled.

7.2      Indemnity following Event of Default

         The Approved Borrower indemnities Integral Business against any loss, foregone profit or expense Integral Business incurs or suffers as et result of the occurrence of an Event of Default.

7.3      Indemnity for failed drawing

         The Approved Borrower indemnities Integral Business against any loss, foregone profit or expense that Integral Business incurs or suffer,,; as a result of a drawdown not proceeding for any reason (except default by Integral Business) following the issue of a drawdown notice under Clause 4.

7.4      Indemnity for early or late payment

         The Approved Borrower indemnities Integral Business against any loss, foregone profit or expense Integral Business incurs or suffers as a result of the Money Owing or any part of the Money Owing:

         (a) being paid or repaid to Integral Business before the Termination Date; or

         (b) being paid or repaid to Integral Business after the date on which it is due; or

         (c) becoming payable to Integral Business early as a result of an Event of Default.

7.5      Example of loss

         The indemnity in Clause 7.4 includes loss, foregone profit and expense incurred or suffered:

         (a)      in connection with Integral Business:

                  (i) changing, rearranging or ending any financial arrangements entered into by it in connection with the Money Owing (even if the financial arrangements were entered into for a large pool of funds); or

                  (ii) redeploying or reinvesting the money paid or repaid to Integral Business; and

         (b) because Integral Business has lost the benefit of the agreement that the Money Owing should be at a fixed rate or outstanding for a fixed time or both. In this case, the amount of the loss, foregone profit and expense is to be determined by comparison with an available replacement loan at the time of the payment or repayment.

8.       GENERAL AND FINANCIAL OBLIGATIONS

8.1      Positive obligations

         From the date of this document until the Money Owing is paid in full the Approved Borrower and the Security Provider must:

         (a) carry on its business in a proper and efficient way and obtain, renew and maintain all licences, consents and approvals advisable in connection with the Approved Borrower's or Security Provider's business, as the case requires;

         (b) maintain proper and adequate books and records in accordance with applicable accounting standards;

         (c) pay when due the Taxes assessed, levied or imposed on the Approved Borrower or Security Provider (as the case requires) or on assets held by it in any capacity;

         (d) comply with the terms of each lease and mater al contract to which it is a party;

         (e) comply with all laws and with the mandatory requirements of any Public Authority;

         (f) do everything necessary to ensure that no Event of Default occurs;

         (g) ensure that no Loan made in connection with an Approved Trade Debtor exceeds the Approved Trade Debtor Limit for that Approved Trade Debtor; and

         (h) promptly give notice to Integral Business of the occurrence of any dispute in connection with an Approved Trade Debtor or any event which would or would be likely to have a material adverse effect on the business or financial condition of an Approved Trade Debtor of which the Approved Borrower or the Security Provider (as the case requires) is aware; and

         (i) keep or cause to be kept proper books of account, in which it will make true and perfect entries of all dealings and transactions now or in the future conducted by it, including, in respect of its business; and .

         (j) credit or pay all Collection Proceeds immediately following receipt by the Approved Borrower or the Security Provider (as the case requires), or cause the Collection Proceeds to be credited or paid directly, to or into the Designated Bank Account, except where Integral Business has previously directed or consented to a contrary arrangement.

8.2      Negative obligations

         The Approved Borrower and the Security Provider must not, without Integral Business's consent:

         (a) materially change the nature of its business from the way it is at the Commencement Date; or

         (b) allow anything to be done to lessen Integral Business's rights, powers or remedies under a Relevant Agreement; or

         (c) provide financial accommodation to or at the request of a Related Party or any person who would be a `related party' of the Approved Borrower under section 243F of the Corporations Law (as if that section applies to all companies and not just public companies); or

         (d)      declare or pay a dividend if:

                  (i) it would have a material adverse effect on the ability of the Approved Borrower or the Security Provider, as the case requires to meet its obligations under a Relevant Agreement; or

                  (ii) an Event of Default has occurred and has not been remedied; or

         (e) permit a Security Interest to affect any of the property or assets of the Approved Borrower or the Security Provider, as the case requires, except in favour of Integral Business; or

         (f) acquire or dispose of an asset, or incur a liability, except in the ordinary course of the Approved Borrower's or the Security Provider's ( as the case requires) ordinary business and on `arm's length' terms; or

         (g) dispose of any of its book debts, monetary claims or revenue, except to Integral Business.

8.3      Insurance Obligations

         (a)      Positive obligations

                  The Approved Borrower and the Security Provider must:

                  (i) maintain, with underwriters and on terms acceptable to Integral Business:

                           (A) insurance over each Designated Debt for such amount as Integral Business specified against the risks Integral Business specifies;

                           (B) worker's compensation, public risk, business interruption, loss of rent insurance and the other insurance which a prudent person would have if involved in a business similar to the Approved Borrower's or the Security Provider's, as the case requires; and

                           (C) the other insurance which Integral Business specifies;

                  (ii)     ensure that this insurance:

                           (A) has the interest of Integral Business as chargee or mortgagee endorsed on the policy; or

                           (B) if Integral Business directs, is in both the names of the Approved Borrower or the Security Provider (as the case requires) and Integral Business for their respective rights and interests;

                           and, in the case of insurance in respect of Designated Debts, has Integral Business and the Security Trustee named as loss payee.

                  (iii)    deliver to Integral Business:

                           (A) the insurance policies relating to this insurance (`Insurance Policies'); and

                           (B) all alterations and additions to the Insurance Policies, immediately after they are issued; and

                  (iv) on request, give Integral Business Certificates of currency for the Insurance Policies;

                  (v) punctually pay the sums (including stamp duty) necessary to maintain every Insurance Policy arid give Integral Business promptly on request the receipt for this premium sum paid; and

                  (vi) notify Integral Business immediately of anything which might give rise to a claim or right to claim under an Insurance Policy.

         (b)      Negative obligations

                  The Approved Borrower and the Security Provider must not:

                  (i) do or allow anything to be done which might cause an Insurance Policy to be prejudiced; or

                  (ii) without the consent of Integral Business, take steps to bring about a material change to the cover under an Insurance Policy; or

                  (iii) implement insurance other than as specified in Clause 8.3(a); or

                  (iv) make, enforce, settle or compromise a claim or do anything inconsistent with the powers of Integral Business under Clause 8.3(c).

         (c)      Insurance claims

                  Integral Business alone may:

                  (i) make, enforce, settle and compromise insurance or compensation claims in connection with any property which is the subject of a Security (including without limitation any Designated Debt); and

                  (ii) sue for, recover, receive and give discharges for money payable in connection with the Insurance Policies.

         (d)      Insurance proceeds

                  (i) Integral Business may apply money payable under an Insurance Policy either:

                           (A) in or towards payment of the Money Owing, whether due or not; or

                           (B) in replacing, rebuilding or repairing, under the supervision of Integral Business, or Integral Business's builder or architect, the property destroyed or damaged.

                  (ii) If the Approved Borrower or the Security Provider ( as the case requires) receives money payable under an Insurance Policy before all the Money Owing has been repaid and this document comes to an end, the Approved Borrower or the Security Provider (as the case requires) must pay it to Integral Business immediately.

         (e)      Insurance cover for Debts

                  The Approved Borrower or the Security Provider (as the case requires) must on demand by Integral Business irrevocably direct the insurer in respect of an Insurance Policy for Designated Debts to pay all money payable under any such policy direct to the Designated Bank Account, or as Integral Business otherwise specifies from time to time.

8.4      Security Coverage

         The Approved Borrower and the Security Provider undertakes to Integral Business that:

         (a) where the Securities do not include a real property mortgage in favour of Integral Business, the Outstanding Amount will not at any time exceed 80% of the aggregate Face Value of all outstanding Designated Debts from Approved Trade Debtors held by Integral Business;

         (b) subject to paragraph (c), where the Securities include a real property mortgage given in favour of Integral Business, the Outstanding Amount will not at any time exceed the amount which is the aggregate of:

                  (i) 75% of the aggregate Face Value of all outstanding Designated Debts from Approved Trade Debtors held by Integral Business, plus

                  (ii) 67% of the Agreed Value of the real property mortgaged in favour of Integral Business;

         (c) where the Securities include a real property mortgage given in favour of Integral Business, that amount which is 75% of the Face Value of all outstanding Designated Debts from Approved Trade Debtors held by Integral Business will be not less than 70% of the Outstanding Amount; and

         (d) the Approved Borrower and the Security Provider will ensure that at all times sufficient outstanding Designated Debts from Approved Trade Debtors are held by Integral Business to ensure that no breach of paragraphs (a), (b) or (c) of this clause ever occurs.

8.5      Valuation

         Integral Business may, in its absolute discretion, at any time appoint and instruct a valuer to provide a valuation of all or part of the Property.

         The Approved Borrower indemnities Integral Business against, and must pay on demand to Integral Business, all costs and expenses which Integral Business pays, or is liable to pay, in connection with obtaining valuations under this Clause.

8.6      Advising of defaults

         The Approved Borrower and the Security Provider must promptly give notice to Integral Business upon becoming aware of:

         (a) the failure by an Approved Trade Debtor to pay any moneys due under an Invoice the subject of a Designated Debt; or

         (b) the occurrence of any other event which would be likely to cause (a) to happen.

         The events referred to in (a) and (b) are called "Non-Payment Events".

8.7      Procedures on Default

         The Approved Borrower and the Security Provider must take such action following the occurrence of a Non-Payment Event that Integral Business requires it to take so as to:

         (a)      cause that Non-Payment Event to be remedied;

         (b)      recover the money the subject of the Non-Payment Event; and

         (c) protect and preserve all of the rights of Integral Business in respect of any applicable Invoice or Designated Debt.

8.8      Approved Borrower and Security Provider to comply with directions

         Integral Business may (but is not obliged to) give directions and instructions to the Approved Borrower or the Security Provider (as the case requires) as to:

         (a)      the action to be taken pursuant to Clause 8.7;

         (b) any other matter which Integral Business (acting reasonably) believes may affect its rights under this document or the Securities,

         and the Approved Borrower or the Security Provider (as the case requires) must comply with any such directions and instructions.

9.       REPORTING OBLIGATIONS AND ACCESS

9.1      Notices to Integral Business

         The Approved Borrower or the Security Provider (as the case requires) must notify Integral Business as soon as it becomes aware of:

         (a) an Event of Default or any other circumstance which could become an Event of Default which with the giving of notice, lapse of time or any determination could constitute an Event of Default; or

         (b) a representation or warranty in Clause 10, or in another Relevant Agreement, becoming false or misleading (giving full details); or

         (c) the Approved Borrower or the Security Provide, acquiring or intending to acquire a Subsidiary.

9.2      Other information

         The Approved Borrower and the Security Provider must:

         (a)      give Integral Business copies of:

                  (i) its consolidated audited annual Accounts and those of its Subsidiaries as soon as possible after its annual balance date (and, at the latest, 120 days after that date);

                  (ii) its consolidated semi-annual Accounts and those of its Subsidiaries as soon as possible after six months expires after its annual balance date (and, at the latest, 90 days after that six months expires);

                  (iii) monthly management accounts including whatever information Integral Business requires (in its absolute discretion) within 30 days after the end of each month;

                  (iv) monthly cashflow statements profit and loss accounts and balance sheets and projections by geographic location and business division within 30 days after the end of each month; and

                  (v) aged debtors reports in the form and containing the information required by Integral Business within 20 days after the end of each month;

         (b) give Integral Business copies of the reports, accounts, notices and circulars which the Approved Borrower or the Security Provider (as the case requires) issues to its members, as soon as they are issued;

         (c) give Integral Business, in writing, promptly on request, whatever other information it requires;

         (d) as and when required by Integral Business, furnish Integral Business with a statutory declaration made by two of its director stating to the best of the knowledge of such directors whether or not an Event of Default has occurred and, if it has, setting out the details and the steps (if any) taken to remedy or cure the same; and

         (e) make available for inspection by Integral Business or any person authorised by it, during normal business hours and upon reasonable notice all books, board papers, board minutes and records maintained by it under or for the purposes of this document including, without limitation, all Invoices and other documents in connection with Approved Trade Debtors.

9.3      Giving access to records and land

         The Approved Borrower and the Security Provider must:

         (a) ensure that its business and financial records arid those of its Subsidiaries are available for inspection at reasonable times by Integral Business and persons acting on Integral Business's behalf; and

         (b) allow Integral Business and persons acting on Integral Business's behalf to inspect and to take copies of or extracts from it and its Subsidiaries' business and financial records and give reasonable assistance to them; and

         (c) allow, or obtain for Integral Business and persons acting on Integral Business's behalf, full access at all times to any land or building occupied by it or its Subsidiaries.

9.4      Financial statements

         All financial statements given to Integral Business must be:

         (a) prepared and, if relevant, audited in accordance with Australian Accounting Standards; and

         (b) certified by two directors of the relevant company as an accurate and complete statement of the financial position of that company.

10.      REPRESENTATIONS AND WARRANTIES

10.1     Representations and warranties

         The Approved Borrower and the Security Provider each represent and warrant to Integral Business that:

         (a) the Approved Borrower, each Subsidiary of the Approved Borrower and each Related Party that is a corporation was properly incorporated and validly exists;

         (b) the Approved Borrower and each Related Party has the power to enter into each Relevant Agreement to which it is a party and to carry out any transaction or obligation contemplated by it;

         (c) all necessary action has been taken to make each Relevant Agreement to which it is a party valid and binding on the Approved Borrower or the Security Provider (as the case requires) and to enable the Approved Borrower and the Security Provider (as the case requires) to carry out any transaction or obligation contemplated by them;

         (d) the Approved Borrower and the Related Parties have observed and performed the requirements of all laws, documents and arrangements, where failure to do so may have a material adverse effect on the Approved Borrower or a Related Party;

         (e) executing and performing this document and the other Relevant Agreements to which the Approved Borrower or a Related Party is a party does not:

                  (i) conflict with any document or arrangement that binds the Approved Borrower or a Related Party; or

                  (ii) result in a Security Interest (other than under a Relevant Agreement) being created on, or a charge crystallising over, an asset of the Approved Borrower or a Related Party;

         (f) neither the Approved Borrower nor any Relevant Party is a trustee of any trust or settlement;

         (g) the assets of the Approved Borrower and Related Parties are free of any Security Interest other than the Collateral Securities;

         (h)      no Event of Default has occurred;

         (i) no other circumstance exists which could become an Event of Default if a notice is given, a period of time lapses or another requirement is fulfilled;

         (j) the Accounts of the Approved Borrower and the :Security Provider and their Subsidiaries which have been given to Integral Business:

                  (i) are an accurate statement of their respective financial positions for the period ending on the date to which they are prepared;

                  (ii)     disclose all actual and contingent liabilities; and

                  (iii) have been prepared in accordance with Australian Accounting Standards, except for any departures from those standards which are disclosed in the Accounts;

         (k) there has been no change in the financial position of the Approved Borrower, the Security Provider or their Subsidiaries since the date to which the last Accounts given to Integral Business were prepared, which could have a material adverse effect on them or their Subsidiaries;

         (1) all information provided to Integral Business by or on behalf of the Approved Borrower or a Related Party is accurate and not misleading by omission or otherwise (including, but not limited to, information in a financial statement);

         (m) all information contained in the Drawdown Notice is correct and accurate;

         (n) neither the Approved Borrower nor any Related Party has entered into a Relevant Agreement because of any promise, representation, statement or information given or offered by or on behalf of Integral Business, even if in answer to an enquiry by or for the Approved Borrower or Related Party;

         (o) the Approved Borrower and each Related Party has relied on its own investigations and enquiries regarding the nature of the transactions contemplated by the Relevant Agreements and has not relied on any information, advice or opinion (including information, advice or opinions regarding interest rates or currency exchanges) given or offered by or on behalf of Integral Business, even if in answer to any enquiry by or for the Approved Borrower or Related Party; and

         (p) there is no dispute between the Approved Borrower or the Security Provider (as the case requires) and an Approved Trade Debtor in respect of an Invoice or Designated Debt that relates to the supply of goods or services by the Approved Borrower or the Security Provider (as the case requires) to the Approved Trade Debtor, when the applicable Designated Debt is endorsed in favour of Integral Business; and

         (q) the Approved Borrower and the Security Provider are solvent and there are no grounds to suspect that, on execution of each Relevant Agreement to which the Approved Borrower is a party, the Approved Borrower or the Security Provider (as the case requires) will not be able to pay all its debts as and when they become due and payable; and

         (r) no Approved Trade Debtor is resident or incorporated in Tasmania.

10.2     Representations and warranties repeated

         The representations and warranties in this Clause are repeated on the Commencement Date and on the last day of each Interest Period:

         (a)      with reference to the facts and circumstances at the time; and

         (b) reading the Accounts referred to in Clause 10.1(j) as a reference to the most recent financial statements given to Integral Business under Clause 9.2.

10.3     Representations and warranties modified

         The representations and warranties in this Clause apply unless:

         (a) the Approved Borrower or the Security Provider (as the case requires) makes a contrary written statement to Integral Business in the seven days before they are made or repeated; and

         (b)      Integral Business accepts the statement in writing.

11.      PAYMENTS TO INTEGRAL BUSINESS

11.1     Payment to be on Business Day

         If a payment under this document falls due on a day that is not a Business Day, it must be paid on the previous Business Day.

11.2     Manner of payment

         Payments must be made:

         (a)      to Integral Business, or as directed by it;

         (b) to the credit of such account as notified by Integral Business to the Approved Borrower);

         (c) at or before 12 noon on the due date in the place where the payment is to be made;

         (d)      in immediately available funds; and

         (e)      free of any set-off, deduction or counterclaim.

11.3     Deduction or withholding required

         If the Approved Borrower must deduct or withhold Taxes from a payment to Integral Business it must:

         (a)      make those deductions or withholdings (or both);

         (b) pay the full amount deducted or withheld as required by the relevant law;

         (c)      give Integral Business a receipt for each payment; and

         (d) increase its payment to Integral Business to an amount which will result in Integral Business receiving the full amount which would have been received if no deduction or withholding had been required.

12.      DEFAULT

12.1     Events of Default

         An Event of Default occurs if:

         (a) (non-payment) the Approved Borrower does not pay the whole or any part of the Money Owing when due; or

         (b) (obligation not compiled with) the Approved Borrower or a Related Party does not comply with an obligation (other than an obligation to pay money referred to in Clause 12.1 (a)) under a Relevant Agreement or an event of default (however described) occurs under a Relevant Agreement; or

         (c) (security coverage) the Approved Borrower or the Security Provider (or both) does not comply with clause 8.4; or

         (d) (incorrect statement or representation) a statement or representation:

                  (i) made to Integral Business by or on behalf of the Approved Borrower or a Related Party; or

                  (ii) made in a certificate, report or opinion given to Integral Business,

                  proves to be incorrect or misleading in any way which Integral Business considers material; or

         (e) (undertaking not complied with) an undertaking given to Integral Business or Integral Business's solicitors by or on behalf of the Approved Borrower or any Related Party is not complied with promptly and, unless otherwise specified, within 30 days of giving the undertaking; or

         (f) (funding applied for other purpose) a Loan is applied for a purpose other than the purpose specified in Clause 2.2; or

         (g) (cross default - repayment) indebtedness of the Approved Borrower or a Related Party:

                  (i) becomes payable before its normal maturity because of actual or potential default, or an event of default (however described); or

                  (ii) is not paid when due after taking into account any applicable grace period; or

         (h) (cross default - cancellation) as a result of actual or potential default, or an event of default (however described):

                  (i) a facility available to the Approved Borrower or a Related Party is cancelled or terminated before its normal expiry date; or

                  (ii) the Approved Borrower or a Related Party ceases to be entitled to use a facility or undrawn financial accommodation which was previously available; or

         (i) (creditors) the Approved Borrower or a Related Party stops payment to creditors generally or enters into an arrangement, assignment or composition with its creditors (except with the consent of Integral Business) or proposes to do so; or

         (j) (business stopped) without the consent of Integral Business the Approved Borrower or a Related Party stops or threatens to stop carrying on its business; or

         (k)      (External Administrator):

                  (i)      an External Administrator is appointed; or

                  (ii) the Approved Borrower, its liquidator, a secured creditor, a Related Party or any person on their behalf requests the appointment of an External Administrator, `

                  to the Approved Borrower, a Related Party or any of their assets; or

         (l) (enforcement proceedings) execution or distress takes place or is attempted or an order to execute a judgment (however described) is made against the Approved Borrower or a Related Party or any of their assets; or

         (m) (Security Interest enforceable) a Collateral Security or a Security Interest created or entered into by the Approved Borrower or a Related Party becomes enforceable and any step is taken to enforce it; or

         (n) (prior trust not disclosed) the Approved Borrower did not disclose to Integral Business in writing, before or at the time this document was executed, the fact that:

                  (i) it was entering into the transactions contemplated by this document as a trustee or in a trust capacity; or

                  (ii) all or any part of the assets held by it are held in trust for or on behalf of any other person; or

         (o)      (Winding Up):

                  (i) an order is made for the Winding Up of the Approved Borrower or a Related Party; or

                  (ii) proceedings are commenced or an application is made for the Winding Up of the Approved Borrower or a Related Party and not withdrawn or dismissed within seven days; or

                  (iii) an effective resolution is passed or a meeting is summoned or convened to consider a resolution for the Winding Up of the Approved Borrower or a Related Party, except with the consent of Integral Business and for the purpose of amalgamation or reconstruction; or

         (p) (grounds for Winding Up) a circumstance specified in section 461 of the Corporations Law occurs to the Approved Borrower or a Related Party; or

         (q) (deregistration) a step is taken under section 572 or 574 of the Corporations Law to cancel the registration of the Approved Borrower or a Related Party; or

         (r) (change in constituent documents) the Approved Borrower or a Related Party alters its memorandum or articles of association or other constituent documents without the consent of Integral Business; or

         (s) (business changed) the Approved Borrower or a Related Party substantially changes the nature of its business without the consent of Integral Business; or

         (t)      (capital reduction) the Approved Borrower or a Related Party:

                  (i) attempts to redeem its shares, to reduce its share capital or to buy or to acquire shares in itself; or

                  (ii)     passes a resolution of the type referred to in
                           section 188(2) of the Corporations Law,

                  without the consent of Integral Business; or

         (u) (financial assistance) the Approved Borrower or a Related Party passes a resolution under section 205(10) of the Corporations Law without the consent of Integral Business; or

         (v) (change in control) the control of the Approved Borrower or a Related Party or the composition of the board of directors of the Approved Borrower or a Related Party changes in any way which Integral Business thinks is detrimental to its interests under a Relevant Agreement, without the consent of Integral Business; or

         (w) (power of attorney) an Approved Trade Debtor or the Approved Borrower or the Security Provider (or all) or any person on their behalf for any reason claims that a power of attorney under which it purports to execute any document did not give full authority for the applicable attorney to sign that document for and on behalf of the Approved Trade Debtor or Approved Borrower or the Security Provider (as the case may be); or

         (x) (unenforceability) anyone finds, or the Approved Borrower or a Related Party says that, a Relevant Agreement or a provision of a Relevant Agreement is void, voidable or unenforceable, or anyone becomes entitled to terminate or rescind all or any part of a Relevant Agreement; or

         (y) (creating Security Interest) the Approved Borrower or a Related Party attempts to create a Security Interest on or in connection with its assets or undertaking without the consent of Integral Business; or

         (z) (material adverse change) an event occurs which, in the opinion of Integral Business, has a material adverse effect on the Approved Borrower, a Related Party or property the subject of a Collateral Security.

12.2     Consequences of Event of Default

         After an Event of Default Integral Business may:

         (a) declare the Money Owing payable. If so, the Money Owing becomes immediately payable; or

         (b) give notice to the Approved Borrower that the facility under this document is cancelled. If so, all the obligations of Integral Business under this document are immediately at an end; or

         (c)      do both (a) and (b).

13.      INCREASED COSTS

         If Integral Business decides that:

         (a) the cost to it of providing, funding or maintaining a Loan is increased; or

         (b) an amount payable or the effective return to it under this document is reduced; or

         (c) it must pay money (other than income tax on its overall net income) or forgo interest or any other benefit in connection with a Relevant Agreement,

         because of any law or regulation or Public Authority directive or request (including, but not limited to, those relating to taxation, capital adequacy or reserve requirements or banking or monetary controls) or any change in the way they are interpreted or applied, then the Approved Borrower:

         (d) indemnities Integral Business against that increased cost, reduction, payment, foregone interest or other benefit; and

         (e) must pay to Integral Business on demand whatever amount Integral Business certifies is necessary to indemnify it.

14.      ILLEGALITY

         If Integral Business decides that it is unlawful to allow the Outstanding Amount to remain outstanding:

         (a) Integral Business must notify the Approved Borrower of that decision promptly; and

         (b) if Integral Business requires it, the Approved Borrower must pay the Money Owing in full to Integral Business on the date specified by Integral Business.

15.      PRESERVING INTEGRAL BUSINESS' RIGHTS, POWERS AND REMEDIES

15.1     Preservation

         (a) The fact that Integral Business does not exercise, or delays the exercise of, any right, power or remedy does not affect any of its other rights, powers or remedies.

         (b) The fact that Integral Business delays the exercise of any right, power or remedy does not constitute a waiver of that right, power or remedy.

         (c) The fact that Integral Business exercises a right, power or remedy does not prevent Integral Business from exercising that right, power or remedy again.

         (d) This document does not operate to extinguish or prejudice any right, power or remedy of Integral Business under a Relevant Agreement or a negotiable instrument.

15.2     Moratorium legislation

         A moratorium does not apply to a Relevant Agreement or the recovery of the Money Owing except if:

         (a)      Integral Business agrees in writing that it does; or

         (b)      it cannot be excluded by law.

15.3     Reinstating or replacing rights

         If any payment made to Integral Business in reduction of the Money Owing is repaid or conceded to be void, voidable or repayable for any reason, then, despite any release, settlement or discharge in connection with the Money Owing:

         (a)      that payment has not discharged the relevant liability;

         (b) Integral Business may recover the amount of that payment from the Approved Borrower; and

         (c)      the Approved Borrower must:

                  (i) immediately do all acts and things Integral Business requires to replace or reinstate this document and any Collateral Security which has been released in connection with that payment; and

                  (ii) indemnify Integral Business against and pay on demand all costs and expenses in connection with replacing or reinstating this document and any Collateral Securities.

15.4     Effect of release

         A full or partial release of this document by Integral Business does not release the Approved Borrower from personal liability under this document until Integral Business receives the Money Owing, regardless of any:

         (a) receipt given, payout figure quoted or other form of account stated; or

         (b)      error or miscalculation by Integral Business.

15.5     Indemnities continuing

         Each indemnity given by the Approved Borrower to Integral Business under this document is a continuing indemnity. A full or partial release of this document does not release the Approved Borrower from liability under an indemnity unless the release is specifically of that indemnity.

16.      ASSIGNMENT

16.1     By Approved Borrower

         The Approved Borrower may not assign or otherwise deal with its rights under this document without Integral Business's consent.

16.2     By Integral Business

         Integral Business may assign or otherwise deal with its rights and benefits under this document.

16.3     Effect of assignment

         If the rights and benefits of Integral Business under this document are assigned, a reference in this document to:

         (a) a rate of interest quoted or published by or for Integral Business is a reference to whatever rate the person taking the assignment decides is an approximately equivalent quoted or published rate; and

         (b) an increase in the cost to Integral Business of providing a Loan is a reference to the increased cost to the person taking the assignment of providing a Loan,

         even if the interest rate or the cost to the person taking the assignment is higher than it was before.

17.      NOTICES

         A notice, approval, consent or other communication in connection with this agreement:

         (a)      must be given by an Authorised Officer of the relevant party;

         (b)      must be in writing; and

         (c) must be left at the address of the addressee, or sent by prepaid ordinary post (airmail if posted to or from a place outside Australia) to the address of the addressee or sent by facsimile to the facsimile number of the addressee at:

                  (i) in the case of the Approved Borrower and the Security Provider

                           Address:    Level 4, 1 James Place
                                       NORTH SYDNEY NSW 2060

                           Attention:  Justin Macintosh

                           Facsimile:  1 02 9959 3583

                  (ii)     in the case of Integral Business:

                           Address:    Level 3
                                       75 Castlereagh Street
                                       SYDNEY NSW 2000

                           Attention:  Philip Carden

                           Facsimile:  02 9231 6200

                  or if the addressee notifies another address or facsimile number, then to that address or facsimile number.

17.2 Unless a later time is specified in it, a notice, approval, consent or other communication takes effect from the time it is received.

17.3     A letter or facsimile is taken to be received:

         (a) in the case of personal delivery, when delivered to the addressee;

         (b) in the case of a posted letter, on the third Business Day after posting; and

         (c) in the case of facsimile, on production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient notified for the purpose of this Clause, but if the delivery or receipt is on a day which is not a Business Day or is after 4:00 p.m. (addressee's time), it is taken to be received at the commencement of business on the next Business Day.

18.      MISCELLANEOUS

18.1     No obligation to exercise rights or give consent

         Integral Business may:

         (a)      exercise or not exercise any right, power or remedy;

         (b)      give or not give consent; and

         (c)      make or not make a decision,

         under this document, in its absolute discretion without giving a reason and without being liable or accountable for the consequences.

18.2     Consent must be in writing

         A consent given or a right, power or remedy waived by Integral Business is effective only if given or waived in writing.

18.3     Notification from Approved Borrower or Security Provider

         If the Approved Borrower or the Security Provider is required under this document to notify Integral Business about anything, the Approved Borrower or the Security Provider (as the case requires) must do so in writing.

18.4     Integral Business may set off

         Without any demand or notice, Integral Business may set off and apply indebtedness it owes to the Approved Borrower (whatever the currency) against the Money Owing:

         (a) whether or not the indebtedness is owed alone or with any other person; and

         (b)      whether or not the Money Owing is immediately payable.

18.5     Approved Borrower must not set off

         The Approved Borrower must not claim, exercise or attempt to exercise a right of set-off or any other right which might reduce or discharge the Money Owing.

18.6     Applying receipts

         Integral Business may apply or appropriate money received to reduce the Money Owing in the order, and to satisfy whatever part of the Money Owing, Integral Business sees fit.

18.7     Certain notices or demands

         A notice from or demand by Integral Business stating:

         (a) that a specified sum of money is owing or payable (or both) under a Relevant Agreement; or

         (b)      that an Event of Default has occurred; or

         (c) something relevant to the rights or obligations of Integral Business or the Approved Borrower under a Relevant Agreement,

         is admissible in proceedings and is conclusive evidence of the matters stated except if there is manifest error.

18.8     Severability

         (a) A construction of this document that results in all provisions being enforceable is to be preferred to a construction that does not so result.

         (b) If, despite the application of paragraph (a), a provision of this document is illegal or unenforceable:

                  (i) and it would be legal and enforceable if a word or words were omitted, that word or those words are severed; and

                  (ii)     in any other case, the whole provision is severed,

         and the remainder of this document continues in force.

18.9     Entire agreement

         This document and the Collateral Security contain all the terms on which a Loan is or will be provided and remain outstanding and supersedes all prior communications about any Loan. If the terms of this document conflict with the Collateral Security, the terms of this document prevail.

18.10    Variation of agreement

         A variation of this document must be in writing and signed by or for Integral Business and by or for the Approved Borrower or the Security Provider.

18.11    Counterparts

         This document may be executed in any number of counterparts.

18.12 Integral Business may disclose information Integral Business may disclose to:

         (a)      a potential assignee or participant; or

         (b) a person contemplating entering into an agreement with integral Business in connection with the Approved Borrower, a Related Party or a Relevant Agreement,

         any information about the Approved Borrower, a Related Party or a Relevant Agreement which it considers appropriate.

18.13    Governing law and jurisdiction

         This document is governed by the law applicable in New South Wales and the Approved Borrower and the Security Provider submit to the non-exclusive jurisdiction of the courts of New South Wales and courts of appeal from them.

                                   SCHEDULE 1

                            DESIGNATED BANK ACCOUNTS

                                   SCHEDULE 2

                                 DRAWDOWN NOTICE

To:      Integral Business Finance Pty Limited
         ACN 077 559 749
         Level 3
         75 Castlereagh Street
         SYDNEY NSW 2000

         We refer to the Loan Agreement dated August 1997 (the `Loan
         Agreement;).

1. We give you irrevocable notice that CorVu Australasia Pty Ltd wishes to draw down a Loan under the Loan Agreement as follows:

         (a)      the drawdown date is                      1998;
         (b)      the amount of the Loan is $

2.       We provide the following details:

------------ ------------- ------------- -------- ----------- ------------
Name of      Approved      Invoice Date  Invoice  Repayment   Other
Approved     Trade                       Amount   Date        Information
Trade        Debtor Limit
Debtor       (including
             this Loan)
------------ ------------- ------------- -------- ----------- ------------


------------ ------------- ------------- -------- ----------- ------------

3.       Please confirm the Base Rate for the Loan in due course.

4.       Please pay the Loan to the credit of [account details].

5. We confirm that the representations and warranties in Clause 10 of the Loan Agreement will be true on the date specified above.

6.       Attached is:

         (a) a certified copy of the ledger of Approved Trade Debtors of the Approved Borrower; and

         (b)      the Invoice to which the Drawdown Notice relates.

DATED                        1998

SIGNED for and on behalf of                        )
CORVU AUSTRALASIA PTY LTD                          )
ACN 050 043 699 by an authorised signatory in the ) presence of:


 ..............................         ...................................
Signature of witness                   Signature of authorised signatory

 ..............................         ...................................
Name in full (print)                   Name in full (print)

EXECUTED as an agreement.

THE COMMON SEAL of                                 )
CORVU AUSTRALASIA PTY LTD                          )
ACN 050 043 699 is affixed in accordance           )
with its articles of association in the            )
presence of:

/s/ Justin M. MacIntosh
 ..............................          ..................................
Secretary/Director                      Director

Justin M. MacIntosh
 ..............................          ..................................
Full name (please print)                Full name (please print)


THE COMMON SEAL of CORVU PIC                       )
(Company Number 03096249)                          )
is affixed in accordance with its articles of      )
association in the presence of:                    )
/s/ Ode Longue                           /s/ John Bornholt
 ..............................          ...................................
Secretary                               Director
Ode Longue                               John Bornholt
 ..............................          ...................................
Full name (please print)                Full name (please print)


SIGNED for and on behalf of CORVU                  )
NORTH AMERICA INC (FIN 41-1819469)                 )
by an authorised signatory in the                  )
presence of:                                       )

                                         /s/ David Carlson
 ..............................          ...................................
Signature of Witness                    Signature of authorised signatory

                                         David Carlson
 ..............................          ...................................
Name in full (print)                    Name in full (print)

SIGNED for and on behalf of INTEGRAL               )
BUSINESS FINANCE PTY LIMITED                       )
ACN 077 559 749 - by an authorised                 )
signatory in the presence of:                      )

 ..............................         ....................................
Signature of Witness                   Signature of authorised signatory

 ..............................         ....................................
Name in full (print)                   Name in full (print)